SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 20, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

This document contains 3 pages, plus exhibit

Item 7.01 Regulation FD Disclosure
Yadkin Valley Financial Corporation (the “Company”) and its wholly owned subsidiary, Yadkin Valley Bank and Trust Company, hosted a webcast on May 21, 2008 at 4:00pm EST to discuss the first quarter 2008 earnings announcement that was released on May 21, 2008 at 4:06 pm EST. Management presented data and comments and responded to questions from analysts. In addition to the information provided in the published earnings announcement, management also made the following comments.
-At March 31, 2008, loans past due 30 days, including Cardinal, were approximately 1% of total loans held for investment. Credit card past due 30 days were at 93 basis points of total credit card balances outstanding at March 31, 2008. Nonaccrual loans, including Cardinal, were 49 basis points of total loans held for investment and effectively remains flat month over month.
-Chargeoffs were $239,000 for three months and recoveries were $254,000 leaving us in a net recovery position. Loan Loss Reserve at approximately 140 basis points represented 2.9 times our nonaccrual book balance. Our reserves covered our watchlist credits, which are loans graded 6 (substandard), 7 (doubtful) and 8 (loss) at 83%.
-Loans with credit grades of 5 (special mention), that were not on the watch list, totaled almost $32 million and that would be covered 45% by the reserve.
-Cardinal State Bank brought in $1 million of nonaccrual loans and $800,000 of OREO and past dues just short of $3 million which is a little under 2% of their loan portfolio.
-During the first quarter, the Company recognized $224,000 of nonrecurring noninterest income in the form of SAB 109 accounting change.
Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-nine branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Orange, Durham and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
Item 9.01(d): Exhibits

     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation
By:	\s\Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

Date: May 20, 2008